Exhibit 99.1

For Immediate Release

Cushman & Wakefield Reports Strong Financial Results for Third Quarter 2018
CHICAGO (BUSINESS WIRE), November 13, 2018 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the third quarter ended September 30, 2018i and updated its 2018 guidance:

•	Revenue for the third quarter was $2.1 billion, up 21% (23% local currencyii). Fee revenue was $1.5 billion, up 17% (18% local currency).

•	Net loss decreased $29.9 million to $(48.7) million, with net loss per share of $(0.26) and Adjusted earnings per share of $0.45.

•	Adjusted EBITDA was $179.0 million, up 75% (77% local currency). Adjusted EBITDA margin of 11.9% was up 400 bps driven by Fee revenue mix and operating leverage.

•	2018 Adjusted EBITDA expected to be in the range of $630.0 to $650.0 million.

“We are extremely pleased with the performance of our business, reporting double-digit fee revenue growth along with significant growth in adjusted EBITDA,” said Brett White, Executive Chairman & CEO. “Our results and growth, combined with a supportive external environment, have created great momentum across our geographic segments, led by our capital markets and leasing service lines.”

INVESTOR RELATIONS	MEDIA CONTACT
Bill Knightly	Brad Kreiger
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8010
IR@cushwake.com	brad.kreiger@cushwake.com

November 13, 2018

Consolidated Results (unaudited)

(in millions)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	% Change in USD	% Change in Local Currency
Revenue:
Total revenue	$2,076.0	$1,709.3	21%	23%	$5,818.0	$4,871.2	19%	19%
Less: Gross contract costs	(567.5)	(417.9)	36%	39%	(1,621.6)	(1,187.2)	37%	36%
Acquisition accounting adjustments	—	0.3	n/m	n/m	2.5	13.0	n/m	n/m
Total Fee revenue	$1,508.5	$1,291.7	17%	18%	$4,198.9	$3,697.0	14%	13%
Service Lines:
Property, facilities and project management	$652.4	$614.6	6%	8%	$1,924.5	$1,819.8	6%	5%
Leasing	519.3	398.4	30%	32%	1,315.3	1,074.2	22%	21%
Capital markets	233.8	174.8	34%	34%	648.9	492.5	32%	30%
Valuation and other	103.0	103.9	(1)%	1%	310.2	310.5	0%	(2)%
Total Fee revenue	$1,508.5	$1,291.7	17%	18%	$4,198.9	$3,697.0	14%	13%
Costs and expenses:
Cost of services, operating and administrative expenses excluding gross contract costs	$1,427.1	$1,279.4	12%	13%	$4,017.8	$3,689.2	9%	8%
Gross contract costs	567.5	417.9	36%	39%	1,621.6	1,187.2	37%	36%
Depreciation and amortization	71.6	64.1	12%	12%	213.0	193.0	10%	9%
Restructuring, impairment and related charges	(1.2)	2.5	(148)%	(151)%	2.8	12.7	(78)%	(79)%
Total costs and expenses	2,065.0	1,763.9	17%	19%	5,855.2	5,082.1	15%	15%
Operating income/(loss)	$11.0	$(54.6)	(120)%	(123)%	$(37.2)	$(210.9)	(82)%	(84)%

Adjusted EBITDA	$179.0	$102.2	75%	77%	$423.6	$261.9	62%	61%
Adjusted EBITDA margin	11.9%	7.9%			10.1%	7.1%

Net loss	$(48.7)	$(78.6)	(38)%		$(172.9)	$(245.6)	(30)%
Adjusted net income	$89.3	$25.5	250%		$176.3	$49.1	259%

Weighted average shares outstanding, basic	184.0	144.1			158.5	143.6
Weighted average shares outstanding, diluted(1)	198.0	158.0			172.2	157.3

Earnings per share, basic and diluted	$(0.26)	$(0.55)			$(1.09)	$(1.71)
Adjusted earnings per share, diluted	$0.45	$0.16			$1.02	$0.31
(1) Due to GAAP net loss in all periods, Weighted average shares outstanding, diluted is only used to calculate Adjusted earnings per share, diluted.

November 13, 2018

Third Quarter Results (unaudited)
Revenue
Revenue was $2.1 billion, an increase of $366.7 million or 21%. Gross contract costs, primarily in the Property, facilities and project management service line, increased $149.6 million driven by the $98.5 million impact of the adoption of Topic 606. Foreign currency had a $34.0 million, or 3%, unfavorable impact on Revenue.
Fee revenue was $1.5 billion, an increase of $239.2 million or 18% on a local currency basis, reflecting increases primarily in Leasing, Capital markets and Property, facilities and project management. Leasing Fee revenue increased $126.6 million or 32% on a local currency basis, driven by an Americas increase of $105.2 million or 34% on a local currency basis, with the remainder of the Fee revenue growth primarily in EMEA. Capital markets Fee revenue increased by $60.3 million or 34% on a local currency basis, driven by an Americas increase of $52.5 million or 42% on a local currency basis. Property, facilities and project management Fee revenue increased $51.7 million or 8% on a local currency basis, driven by an Americas increase of $23.2 million or 6% on a local currency basis, with the remainder of the Fee revenue growth primarily in EMEA.
Operating expenses
Operating expenses were $2.1 billion, an increase of $301.1 million or 17%. The increase in operating expenses reflected increased cost associated with revenue growth and the $98.5 million increase to gross contract costs resulting from the adoption of Topic 606 discussed above.
Fee-based operating expenses, excluding Depreciation and amortization, integration and other costs related to acquisitions and stock-based compensation, were $1.3 billion, a 13% increase on a local currency basis. The growth in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense
Interest expense, net of interest income was $92.7 million, an increase of $43.5 million, driven by charges related to 2018 debt refinancing and extinguishment activities, partially offset by lower average borrowings during the quarter.
Benefit from income taxes
The benefit for income taxes was $32.9 million, an increase of $9.1 million. The change was driven by discrete tax benefits recorded in the third quarter of 2018, a change in estimate for the tax liability related to the H.R. 1, the Tax Cuts and Jobs Act (the "Tax Act") and release of valuation allowances partially offset by the effect of the decrease in U.S. corporate tax rate from 35% in 2017 to 21% in 2018.
Net loss and Adjusted EBITDA
Net loss was $48.7 million, a decrease of $29.9 million, primarily driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses and a higher benefit from income taxes, partially offset by higher interest expense.
Adjusted EBITDA was $179.0 million, an increase of $76.8 million or 77%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses and the $8.8 million local currency impact of the adoption of Topic 606. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 11.9%, compared to 7.9% in the prior year, driven by Fee revenue mix and operating leverage.
Year-to-Date Results (unaudited)
Revenue
Revenue was $5.8 billion, an increase of $946.8 million or 19%. Gross contract costs, primarily in the Property, facilities and project management service line, increased $434.4 million driven by the $302.0 million impact of the adoption of Topic 606. Foreign currency had a $22.4 million favorable impact on Revenue, driving approximately 1% growth.

November 13, 2018

Fee revenue was $4.2 billion, an increase of $478.1 million or 13% on a local currency basis, reflecting increases in Leasing, Capital markets and Property, facilities and project management. Leasing Fee revenue increased by $233.8 million or 21% on a local currency basis driven primarily by the Americas. Capital markets Fee revenue increased by $152.2 million or 30% on a local currency basis, driven by an Americas increase of $124.8 million or 34% on a local currency basis, with the remainder of Fee revenue growth primarily in APAC. Property, facilities and project management increased by $99.3 million or 5% on a local currency basis, driven primarily by an Americas increase of $57.6 million or 5% on a local currency basis, with the remainder of the Fee revenue growth primarily in EMEA.
Operating expenses
Operating expenses were $5.9 billion, an increase of $773.1 million or 15%. The increase in operating expenses reflected increased cost associated with revenue growth and the $302.0 million increase to gross contract costs resulting from the adoption of Topic 606 discussed above.
Fee-based operating expenses, excluding Depreciation and amortization, integration and other costs related to acquisitions and stock-based compensation, were $3.8 billion, a 9% increase on a local currency basis. The growth in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense
Interest expense, net of interest income was $189.1 million, an increase of $54.2 million, driven by charges related to 2018 debt refinancing and extinguishment activities.
Benefit from income taxes
The benefit from income taxes was $49.5 million, a decrease of $48.5 million. The change was driven by the effect of the decrease in the U.S. corporate tax rate, from 35% in 2017 to 21% in 2018, and a lower net loss before taxes, partially offset by discrete tax benefits recorded in 2018, a change in estimate for the income tax liability related to the Tax Act and release of valuation allowances.
Net loss and Adjusted EBITDA
Net loss was $172.9 million, a decrease of $72.7 million, primarily driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses, partially offset by higher interest expense and a lower benefit from income taxes.
Adjusted EBITDA was $423.6 million, an increase of $161.7 million or 61%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses and the $19.5 million local currency impact of the adoption of Topic 606. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 10.1%, compared to 7.1% in the prior year, driven by Fee revenue mix and operating leverage.
Balance Sheet (unaudited)

•
The Company's outstanding First Lien debt, net of deferred financing fees, was $2.7 billion as of September 30, 2018, which net of cash and cash equivalents, provided for a net debt position of approximately $1.7 billion.

•
Total ending liquidity for the third quarter was $1.7 billion with the majority of the balance being made up of an $810 million undrawn revolving credit facility, and $939 million of cash and cash equivalents.

2018 Outlook
Cushman & Wakefield provides guidance on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Financial Statement Notes section for discussion of non-GAAP financial measures in more detail. The Company now expects full year 2018 Adjusted EBITDA to be in the range of $630.0 million to $650.0 million.

November 13, 2018

i The Company adopted Accounting Standard Update No. 2014-09, Revenue from Contracts with Customers (together with all subsequent amendments, "Topic 606") effective January 1, 2018 using the modified retrospective transition approach. Comparative information continues to be reported under the accounting standards in effect for periods prior to 2018. The impact to GAAP revenue for the three and nine months ended September 30, 2018 was an increase of $123.0 million and $351.4 million, respectively. This included increases of $98.5 million and $302.0 million related to reimbursed expenses due to implementation of the updated principal versus agent considerations in Topic 606, which had no impact on Fee revenue, Operating loss, Adjusted EBITDA or Net loss, and the acceleration in the timing of revenue recognition related to variable consideration primarily for leasing services of $24.5 million and $49.4 million, which impacted both Revenue and Fee Revenue. The adoption of Topic 606 resulted in a benefit to Net loss of $7.4 million and $15.9 million and Adjusted EBITDA of $8.8 million and $19.5 million for the three and nine months ended September 30, 2018, respectively.
ii In order to assist our investors and improve comparability of results, we present the year-over-year changes in certain of our financial measures, such as Fee revenue and Adjusted EBITDA, in "local" currency. The local currency change represents the year-over-year change assuming no movement in foreign exchange rates from the prior year. We believe that this provides our management and investors with a better view of comparability and trends in the underlying operating business.
Conference Call
The Company’s Third Quarter 2018 Earnings Conference Call will be held today, November 13, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.
The direct dial-in number for the conference call is 877-683-2081 for U.S. callers and 647-689-5424 for international callers. The Conference ID is 5198234. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Company’s Investor Relations website at http://ir.cushmanwakefield.com.
About Cushman & Wakefield
Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value by putting ideas into action for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with 48,000 employees in approximately 400 offices and 70 countries. In 2017, the firm had revenue of $6.9 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services.
Cautionary Note on Forward-Looking Statements
All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this presentation, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this presentation, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this presentation and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Opinions expressed are current opinions as of the date of this release.

November 13, 2018

Cushman & Wakefield plc
Condensed Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data) (unaudited)	2018	2017	2018	2017
Revenue	$2,076.0	$1,709.3	$5,818.0	$4,871.2
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	1,687.2	1,421.3	4,725.2	4,037.6
Operating, administrative and other	307.4	276.0	914.2	838.8
Depreciation and amortization	71.6	64.1	213.0	193.0
Restructuring, impairment and related charges	(1.2)	2.5	2.8	12.7
Total costs and expenses	2,065.0	1,763.9	5,855.2	5,082.1
Operating income (loss)	11.0	(54.6)	(37.2)	(210.9)
Interest expense, net of interest income	(92.7)	(49.2)	(189.1)	(134.9)
Earnings from equity method investments	0.4	0.5	1.2	1.0
Other (expense) income, net	(0.3)	0.9	2.7	1.2
Loss before income taxes	(81.6)	(102.4)	(222.4)	(343.6)
Benefit from income taxes	(32.9)	(23.8)	(49.5)	(98.0)
Net loss	$(48.7)	$(78.6)	$(172.9)	$(245.6)

Basic and diluted loss per share:
Loss per share attributable to common shareholders	$(0.26)	$(0.55)	$(1.09)	$(1.71)
Weighted average shares outstanding for basic and diluted loss per share	184.0	144.1	158.5	143.6

November 13, 2018

Cushman & Wakefield plc
Condensed Consolidated Balance Sheet

	As of
(in millions, except per share data) (unaudited)	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$939.0	$405.6
Trade and other receivables, net of allowance balance of $42.4 million and $35.3 million, as of September 30, 2018 and December 31, 2017, respectively	1,299.9	1,314.0
Income tax receivable	11.0	14.6
Prepaid expenses and other current assets	373.9	176.3
Total current assets	2,623.8	1,910.5
Property and equipment, net	295.6	304.3
Goodwill	1,771.0	1,765.3
Intangible assets, net	1,166.5	1,306.0
Equity method investments	8.1	7.9
Deferred tax assets	67.4	71.1
Other non-current assets	500.0	432.8
Total assets	$6,432.4	$5,797.9
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$40.6	$59.5
Accounts payable and accrued expenses	748.4	771.2
Accrued compensation	874.9	864.8
Income tax payable	8.9	35.7
Other current liabilities	228.1	234.4
Total current liabilities	1,900.9	1,965.6
Long-term debt	2,646.5	2,784.0
Deferred tax liabilities	107.9	157.5
Other non-current liabilities	368.0	386.9
Total liabilities	5,023.3	5,294.0
Commitments and contingencies (See Note 11)
Shareholders' Equity:
Ordinary shares, nominal value $0.10 per share, 208.7 issued and outstanding at September 30, 2018 and ordinary shares nominal value $10.00 per share, 145.1 shares issued and outstanding at December 31, 2017	20.9	1,451.3
Additional paid-in capital	2,789.2	305.0
Accumulated deficit	(1,302.2)	(1,165.2)
Accumulated other comprehensive loss	(98.8)	(87.2)
Total equity	1,409.1	503.9
Total liabilities and shareholders' equity	$6,432.4	$5,797.9

November 13, 2018

Cushman & Wakefield plc
Condensed Consolidated Statement of Cash Flows

	Nine Months Ended
(in millions) (unaudited)	September 30, 2018	September 30, 2017
Cash flows from operating activities
Net loss	$(172.9)	$(245.6)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	213.0	193.0
Unrealized foreign exchange loss (gain)	7.8	(12.2)
Stock-based compensation	49.7	37.4
Loss on debt extinguishment	50.4	—
Amortization of debt issuance costs	10.4	11.2
Change in deferred taxes	(62.2)	(139.6)
Bad debt expense	12.4	6.0
Other non-cash operating activities	(3.5)	4.0
Changes in assets and liabilities:
Trade and other receivables	(3.3)	(162.4)
Income taxes payable	(24.2)	8.7
Prepaid expenses and other current assets	(69.5)	(23.8)
Other non-current assets	68.8	26.9
Accounts payable and accrued expenses	(10.6)	67.7
Accrued compensation	(67.1)	(47.7)
Other current and non-current liabilities	(39.3)	33.9
Net cash used in operating activities	(40.1)	(242.5)
Cash flows from investing activities
Payment for property and equipment	(61.5)	(95.4)
Proceeds from sale of property, plant and equipment	0.5	0.3
Acquisitions of businesses, net of cash acquired	(22.2)	(82.7)
Investments in equity securities	(7.2)	—
Return of beneficial interest in a securitization	(85.0)	—
Collection on beneficial interest in a securitization	—	84.8
Other investing activities, net	0.1	—
Net cash used in investing activities	(175.3)	(93.0)
Cash flows from financing activities
Net proceeds from issuance of shares	9.0	10.5
Shares repurchased for payment of employee taxes on stock awards	(6.7)	(3.9)
Payment of contingent consideration	(22.3)	(7.1)
Proceeds from long-term borrowings	2,936.5	310.7
Repayment of borrowings	(3,126.1)	(132.6)
Debt issuance costs	(24.4)	(4.4)
Proceeds from initial public offering, net of underwriting	831.4	—
Proceeds from private placement	179.5	—
Payments of initial offering and private placement costs	(17.0)	—
Payment of finance lease liabilities	(8.8)	(5.2)
Other financing activities, net	(6.9)	—
Net cash provided by financing activities	744.2	168.0
Change in cash, cash equivalents and restricted cash	528.8	(167.5)
Cash, cash equivalents and restricted cash, beginning of the period	467.9	424.8
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	0.5	14.5
Cash, cash equivalents and restricted cash, end of the period	$997.2	$271.8

November 13, 2018

Consolidated Results (unaudited)

(in millions)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	% Change in USD	% Change in Local Currency
Revenue:
Total revenue	$2,076.0	$1,709.3	21%	23%	$5,818.0	$4,871.2	19%	19%
Less: Gross contract costs	(567.5)	(417.9)	36%	39%	(1,621.6)	(1,187.2)	37%	36%
Acquisition accounting adjustments	—	0.3	n/m	n/m	2.5	13.0	n/m	n/m
Total Fee revenue	$1,508.5	$1,291.7	17%	18%	$4,198.9	$3,697.0	14%	13%
Service Lines:
Property, facilities and project management	$652.4	$614.6	6%	8%	$1,924.5	$1,819.8	6%	5%
Leasing	519.3	398.4	30%	32%	1,315.3	1,074.2	22%	21%
Capital markets	233.8	174.8	34%	34%	648.9	492.5	32%	30%
Valuation and other	103.0	103.9	(1)%	1%	310.2	310.5	0%	(2)%
Total Fee revenue	$1,508.5	$1,291.7	17%	18%	$4,198.9	$3,697.0	14%	13%
Costs and expenses:
Cost of services, operating and administrative expenses excluding gross contract costs	$1,427.1	$1,279.4	12%	13%	$4,017.8	$3,689.2	9%	8%
Gross contract costs	567.5	417.9	36%	39%	1,621.6	1,187.2	37%	36%
Depreciation and amortization	71.6	64.1	12%	12%	213.0	193.0	10%	9%
Restructuring, impairment and related charges	(1.2)	2.5	(148)%	(151)%	2.8	12.7	(78)%	(79)%
Total costs and expenses	2,065.0	1,763.9	17%	19%	5,855.2	5,082.1	15%	15%
Operating income/(loss)	$11.0	$(54.6)	(120)%	(123)%	$(37.2)	$(210.9)	(82)%	(84)%

Adjusted EBITDA	$179.0	$102.2	75%	77%	$423.6	$261.9	62%	61%
Adjusted EBITDA margin	11.9%	7.9%			10.1%	7.1%

Net loss	$(48.7)	$(78.6)	(38)%		$(172.9)	$(245.6)	(30)%
Adjusted net income	$89.3	$25.5	250%		$176.3	$49.1	259%

Weighted average shares outstanding, basic	184.0	144.1			158.5	143.6
Weighted average shares outstanding, diluted(1)	198.0	158.0			172.2	157.3

Earnings per share, basic and diluted	$(0.26)	$(0.55)			$(1.09)	$(1.71)
Adjusted earnings per share, diluted	$0.45	$0.16			$1.02	$0.31
(1) Due to GAAP net loss in all periods, Weighted average shares outstanding, diluted is only used to calculate Adjusted earnings per share, diluted.

November 13, 2018

Segment Results
The following tables summarize our results of operations for our operating segments for the three and nine months ended September 30, 2018 and 2017.
Americas Results

(in millions) (unaudited)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	% Change in USD	% Change in Local Currency
Total revenue	$1,475.6	$1,137.4	30%	31%	$4,053.9	$3,253.3	25%	25%
Less: Gross contract costs	(424.9)	(255.4)	66%	67%	(1,164.2)	(726.8)	60%	60%
Acquisition accounting adjustments	—	0.4	n/m	n/m	2.5	13.0	n/m	n/m
Total Fee revenue	$1,050.7	$882.4	19%	20%	$2,892.2	$2,539.5	14%	14%

Service lines:
Property, facilities and project management	$427.4	$408.9	5%	6%	$1,257.8	$1,206.6	4%	5%
Leasing	410.7	307.9	33%	34%	1,031.0	828.0	25%	25%
Capital markets	177.3	125.0	42%	42%	491.3	366.3	34%	34%
Valuation and other	35.3	40.6	(13)%	(12)%	112.1	138.6	(19)%	(19)%
Total Fee revenue	$1,050.7	$882.4	19%	20%	$2,892.2	$2,539.5	14%	14%

Segment operating expenses	$1,346.6	$1,061.4	27%	28%	$3,742.1	$3,064.7	22%	22%
Less: Gross contract costs	(424.9)	(255.4)	66%	67%	(1,164.2)	(726.8)	60%	60%
Total Fee-based operating expenses	$921.7	$806.0	14%	15%	$2,577.9	$2,337.9	10%	11%

Adjusted EBITDA	$128.8	$76.3	69%	69%	$314.2	$201.3	56%	56%
Adjusted EBITDA Margin	12.3%	8.6%			10.9%	7.9%

November 13, 2018

EMEA Results

(in millions) (unaudited)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	% Change in USD	% Change in Local Currency
Total revenue	$226.9	$199.6	14%	15%	$650.9	$546.4	19%	13%
Less: Gross contract costs	(15.4)	(21.6)	(29)%	(27)%	(76.4)	(59.4)	29%	20%
Acquisition accounting adjustments	—	(0.1)	n/m	n/m	—	(0.1)	n/m	n/m
Total Fee revenue	$211.5	$177.9	19%	21%	$574.5	$486.9	18%	12%

Service lines:
Property, facilities and project management	$60.0	$45.7	31%	33%	$178.1	$132.3	35%	27%
Leasing	67.2	54.8	23%	25%	173.9	154.0	13%	7%
Capital markets	40.0	37.0	8%	10%	98.5	91.0	8%	3%
Valuation and other	44.3	40.4	10%	11%	124.0	109.6	13%	7%
Total Fee revenue	$211.5	$177.9	19%	21%	$574.5	$486.9	18%	12%

Segment operating expenses	$198.3	$187.4	6%	7%	$613.5	$525.4	17%	10%
Less: Gross contract costs	(15.4)	(21.6)	(29)%	(27)%	(76.4)	(59.4)	29%	20%
Total Fee-based operating expenses	$182.9	$165.8	10%	12%	$537.1	$466.0	15%	9%

Adjusted EBITDA	$29.0	$13.0	123%	126%	$40.5	$22.6	79%	76%
Adjusted EBITDA Margin	13.7%	7.3%			7.0%	4.6%
APAC Results

(in millions) (unaudited)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	% Change in USD	% Change in Local Currency
Total revenue	$373.5	$372.3	0%	6%	$1,113.2	$1,071.5	4%	4%
Less: Gross contract costs	(127.2)	(140.9)	(10)%	(3)%	(381.0)	(401.0)	(5)%	(4)%
Acquisition accounting adjustments	—	—	n/m	n/m	—	0.1	n/m	n/m
Total Fee revenue	$246.3	$231.4	6%	11%	$732.2	$670.6	9%	8%

Service lines:
Property, facilities and project management	$165.0	$160.0	3%	8%	$488.6	$480.9	2%	1%
Leasing	41.4	35.7	16%	20%	110.4	92.2	20%	18%
Capital markets	16.5	12.8	29%	33%	59.1	35.2	68%	69%
Valuation and other	23.4	22.9	2%	5%	74.1	62.3	19%	16%
Total Fee revenue	$246.3	$231.4	6%	11%	$732.2	$670.6	9%	8%

Segment operating expenses	$352.2	$360.0	(2)%	3%	$1,045.2	$1,034.4	1%	1%
Less: Gross contract costs	(127.2)	(140.9)	(10)%	(3)%	(381.0)	(401.0)	(5)%	(4)%
Total Fee-based operating expenses	$225.0	$219.1	3%	7%	$664.2	$633.4	5%	4%

Adjusted EBITDA	$21.2	$12.9	64%	69%	$68.9	$38.0	81%	77%
Adjusted EBITDA Margin	8.6%	5.6%			9.4%	5.7%

November 13, 2018

Cushman & Wakefield plc
Financial Statement Notes
The following measures are considered "non-GAAP financial measures" under SEC guidelines:

i.	Fee revenue and Fee-based operating expenses;

ii.	Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin;

iii.	Adjusted net income and Adjusted earnings per share; and

iv.	Local currency.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors, for the additional purposes described below.
Fee revenue: The Company believes that investors may find this measure useful to analyze the financial performance of our Property, facilities and project management service line and our business generally. Fee revenue is GAAP revenue excluding costs reimbursable by clients which have substantially no margin, and as such provides greater visibility into the underlying performance of our business.
Additionally, pursuant to business combination accounting rules, certain fees that may have been deferred by the acquiree may be recorded as a receivable on the acquisition date by the Company. Such fees are included in Fee revenue as acquisition accounting adjustments based on when the acquiree would have recognized revenue in the absence of being acquired by the Company.
Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis (“gross contract costs”) in both revenue and operating expenses. As described above, gross contract costs are excluded from revenue in determining “Fee revenue.” Gross contract costs are similarly excluded from operating expenses in determining “Fee-based operating expenses.” Excluding gross contract costs from Fee-based operating expenses more accurately reflects how we manage our expense base and operating margins and, accordingly, is useful to investors and other external stakeholders for evaluating performance.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to acquisitions, stock-based compensation for plans enacted before the Company's IPO (“pre-IPO stock-based compensation”), the deferred payment obligation related to the acquisition of Cassidy Turley and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is calculated by dividing Adjusted EBITDA by Fee revenue.
Adjusted net income/loss (“Adjusted net income”) and Adjusted earnings per share (“Adjusted EPS”): Management also assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally eliminates integration and other costs related to acquisitions, pre-IPO stock-based compensation, the deferred payment obligation related to the acquisition of CT and other items. Similarly, depreciation and amortization related

November 13, 2018

to merger and acquisition activity and one-time financing related to debt extinguishment and modification are excluded from this measure. Income tax, as adjusted, reflects management’s expectation about our long-term effective rate as a public company. The Company also uses Adjusted EPS as a significant component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income, divided by total basic and diluted weighted-average outstanding shares.
Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in year-over-year comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.

The interim financial information for the three and nine months ended September 30, 2018 and 2017 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim condensed consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2017.

Please see the following tables for reconciliations of our non-GAAP financial measures to the most comparable GAAP measures.

November 13, 2018

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(48.7)	$(78.6)	$(172.9)	$(245.6)
Add/(less):
Depreciation and amortization(1)	71.6	64.1	213.0	193.0
Interest expense, net of interest income(2)	92.7	49.2	189.1	134.9
Benefit from income taxes	(32.9)	(23.8)	(49.5)	(98.0)
Integration and other costs related to acquisitions(3)	71.5	71.5	178.3	213.3
Pre-IPO stock-based compensation (4)	10.8	6.2	25.7	20.5
Cassidy Turley deferred payment obligation (5)	11.0	10.2	32.3	32.3
Other (6)	3.0	3.4	7.6	11.5
Adjusted EBITDA	$179.0	$102.2	$423.6	$261.9

(1) Depreciation and amortization includes merger and acquisition-related depreciation and amortization of $51.3 million and $48.2 million for the three months ended September 30, 2018 and 2017, respectively, and $155.0 million and $141.1 million for the nine months ended September 30, 2018 and 2017, respectively.
(2) Interest expense, net of interest income includes one-time write-off of financing fees and other fees incurred in relation to debt extinguishments and modifications of $50.4 million and $53.8 million for the three and nine months ended September 30, 2018.
(3) Integration and other costs related to acquisitions represents certain direct and incremental costs resulting from acquisitions and certain related integration efforts as a result of those acquisitions, as well as costs related to our restructuring efforts and initial public offering/private placement.
(4) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans. Refer to Note 10: Stock-based Payments of the Notes to the unaudited interim Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2018 for additional information.
(5) Cassidy Turley deferred payment obligation represents expense associated with a deferred payment obligation related to the acquisition of Cassidy Turley on December 31, 2014, which will be paid out before the end of 2018. Refer to Note 10: Stock-based Payments of the Notes to the unaudited interim Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2018 for additional information.
(6) Other includes sponsor monitoring fees of approximately $1.1 million and $1.1 million for the three months ended September 30, 2018 and 2017, respectively, and $3.4 million and $3.4 million for the nine months ended September 30, 2018 and 2017, respectively; accounts receivable securitization costs of approximately $1.9 million and $0.7 million for the three months ended September 30, 2018 and 2017, respectively, and $4.3 million and $5.1 million for the nine months ended September 30, 2018 and 2017, respectively; and other items.

November 13, 2018

Adjusted Net Income is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2018	2017	2018	2017
Net loss	$(48.7)	$(78.6)	$(172.9)	$(245.6)
Add/(less):
Merger and acquisition-related depreciation and amortization(1)	51.3	48.2	155.0	141.2
Financing and other facility costs	48.5	(0.7)	49.5	(5.1)
Integration and other costs related to acquisitions	71.5	71.5	178.3	213.3
Pre-IPO stock-based compensation	10.8	6.2	25.7	20.5
Cassidy Turley deferred payment obligation	11.0	10.2	32.3	32.3
Other	3.0	3.4	7.6	11.5
Income tax adjustments(2)	(58.1)	(34.7)	(99.2)	(119.0)
Adjusted Net Income	$89.3	$25.5	$176.3	$49.1
Weighted average shares outstanding, basic	184.0	144.1	158.5	143.6
Weighted average shares outstanding, diluted (3)	198.0	158.0	172.2	157.3
Adjusted earnings per share, basic	$0.49	$0.18	$1.11	$0.34
Adjusted earnings per share, diluted	$0.45	$0.16	$1.02	$0.31
(1) Includes amortization of acquired intangible assets.
(2) Reflective of management's estimation of an adjusted effective tax rate determined for business as usual effective tax rate if a public company of 22% and 30% for the three months ended September 30, 2018 and 2017, respectively, and 22% and 30% for the nine months ended September 30, 2018 and 2017, respectively.
(3) Weighted average shares outstanding, diluted ("WACS, diluted") is calculated by taking WACS, basic and adding in dilutive shares of 14.0 million and 13.9 million for the three months ended September 30, 2018 and 2017, respectively, and 13.7 million and 13.7 million for the nine months ended September 30, 2018 and 2017, respectively, which is used to calculate Adjusted earnings per share, diluted.
Reconciliation of revenue to fee revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2018	2017	2018	2017
Revenue:
Total revenue	$2,076.0	$1,709.3	$5,818.0	$4,871.2
Less: Gross contract costs	(567.5)	(417.9)	(1,621.6)	(1,187.2)
Acquisition accounting adjustments	—	0.3	2.5	13.0
Total Fee revenue	$1,508.5	$1,291.7	$4,198.9	$3,697.0
Reconciliation of total costs and expenses to Fee-based operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total costs and expenses	$2,065.0	$1,763.9	$5,855.2	$5,082.1
Less: Gross contract costs	(567.5)	(417.9)	(1,621.6)	(1,187.2)
Fee-based operating expenses	$1,497.5	$1,346.0	$4,233.6	$3,894.9

November 13, 2018

Reconciliation of Fee-based operating expenses by segment to Consolidated Fee-based operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Americas Fee-based operating expenses	$921.7	$806.0	$2,577.9	$2,337.9
EMEA Fee-based operating expenses	182.9	165.8	537.1	466.0
APAC Fee-based operating expenses	225.0	219.1	664.2	633.4
Segment Fee-based operating expenses	1,329.6	1,190.9	3,779.2	3,437.3

Depreciation and amortization	71.6	64.1	213.0	193.0
Integration and other costs related to acquisitions (1)	71.5	71.2	175.8	200.3
Pre-IPO stock-based compensation	10.8	6.2	25.7	20.5
Cassidy Turley deferred payment obligation	11.0	10.2	32.3	32.3
Other	3.0	3.4	7.6	11.5
Fee-based operating expenses	$1,497.5	$1,346.0	$4,233.6	$3,894.9
(1) Represents integration and other costs related to acquisitions, comprised of certain direct and incremental costs resulting from acquisitions and related integration efforts, as well as costs related to our restructuring programs, excluding the impact of acquisition accounting revenue adjustments as these amounts do not impact operating expenses.
Note –The Company has not reconciled the (non-GAAP) adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to integration and other costs related to acquisitions, share-based compensation and the Cassidy Turley deferred payment obligation, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.